                                                       Exhibit 23







INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 33-50139, 33-50373, 33-53133 and 333-35585 of Ohio
Power Company on Form S-3 of our reports dated February 24, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of Ohio Power Company for the year ended December 31, 1997.




Deloitte & Touche LLP
Columbus, Ohio
March 25, 1998